Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-164537) pertaining to the Chesapeake Lodging Trust Equity Plan of our report dated April 28, 2010, with respect to the financial statements of Hyatt Regency Boston included in this Form 8-K/A for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008.

/s/ Ernst & Young LLP

McLean, Virginia

May 4, 2010